UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2008

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Election of New Director.  On March 27, 2008, the Board of Directors of J. C. Penney Company, Inc. (“Company”) elected Ken C. Hicks as a member of the Board of Directors.  Mr. Hicks currently serves as President and Chief Merchandising Officer of the Company.

A copy of the press release announcing Mr. Hicks’ election to the Board is furnished herewith as Exhibit 99.1.

(e)           Amendments to Change in Control Plan. On March 27, 2008, the independent directors of the Board approved certain amendments to the J. C. Penney Corporation, Inc. Change in Control Plan (the “Plan”). Under the Plan, participants are entitled to receive a tax gross-up payment in respect of any excise taxes imposed on the benefits payable under the Plan. The Plan further provides that benefits under the Plan may be reduced to keep benefit payments under the threshold that would trigger an excise tax and gross-up payment. Effective March 27, 2008, the Plan was amended to provide that participants will be eligible for tax gross-up payments in the event of a change in control that occurs within five years from the date they become eligible to participate in the Plan, subject to existing limitations and conditions. After five years of participation, participants will either receive their full benefit under the Plan and pay the excise tax themselves or have their benefit reduced so that no excise tax will apply. The Plan was also amended to allow any participant to waive his or her right to receive an excise tax gross-up payment under the Plan. A copy of the amended and restated Plan is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.03           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

 Effective March 27, 2008, the Board amended Article II, Section 8 of the Company's Bylaws to provide for a majority vote standard for non-contested director elections. Pursuant to the Bylaw amendment, in any non-contested election of directors, each director shall be elected by the affirmative vote of the majority of the votes cast with respect to that director’s election.  Any incumbent director nominee who is not re-elected shall, promptly following the receipt of the final report from the independent inspectors of election, tender his or her resignation, and the Board of Directors (excluding the director who tenders his or her resignation) will promptly decide whether to accept or refuse the resignation.  Absent a compelling reason for the director to remain on the Board, the Board shall accept the resignation. Prior to the amendment, the Company’s Bylaws provided that directors shall be elected by a plurality of the votes cast at the stockholder meeting; provided, however, that in any non-contested election of directors, any director nominee who receives more votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation and the Board shall promptly decide whether to accept such resignation.

The Board also amended Article III, Section 4 of the Company’s Bylaws, effective March 27, 2008, to provide that the term of the Company’s current Stockholder Rights Plan, or any new stockholder rights plan adopted after the effective date of the amendment, may not be extended without the approval of two-thirds of the independent members of the Board of Directors.

In addition, effective March 27, 2008, the Board approved certain amendments to Article VIII, Sections 1 and 3 of the Company’s Bylaws to clarify the treatment of uncertificated shares under the Direct Registration System and the Delaware General Corporation Law.

    A copy of the Company's Bylaws, as amended, is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

(d)	Exhibit 3.1	J. C. Penney Company, Inc. Bylaws, as amended to March 27, 2008

Exhibit 10.1	J. C. Penney Corporation, Inc. Change in Control Plan, as amended and restated as of March 27, 2008
Exhibit 99.1	J. C. Penney Company, Inc. News Release issued March 27, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:	/s/ Jeffrey J. Vawrinek Jeffrey J. Vawrinek Acting Secretary

Date:  April 2, 2008

EXHIBIT INDEX

Exhibit Number                           Description

3.1	J. C. Penney Company, Inc. Bylaws, as amended to March 27, 2008

10.1	J. C. Penney Corporation, Inc. Change in Control Plan, as amended and restated as of March 27, 2008
99.1	J. C. Penney Company, Inc. News Release issued March 27, 2008